Exhibit 23.3

Consent of Independent Auditors

Retrophin, Inc.
San Diego, California
We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 26, 2016, relating to the consolidated financial statements and the effectiveness of Retrophin Inc.’s (the “Company”) internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York
September 12, 2016